EXHIBIT I


                        STATEFED FINANCIAL CORPORATION
                               519 Sixth Avenue
                            Des Moines, Iowa 50309

For Further Information Contact:                       FOR IMMEDIATE RELEASE
         John F. Golden, President and CEO             Date: July 21, 1997
         StateFed Financial Corporation
         519 Sixth Avenue
         Des Moines, Iowa 50309
         Phone: (515) 282-0236

                        STATEFED FINANCIAL CORPORATION

                               REPORTS EARNINGS

         Des Moines, Iowa (NASDAQ: "SFFC") ------ StateFed Financial Corporation, the parent company for State Federal Savings and Loan Association of Des Moines, today announced financial results for the period ended June 30, 1997. For the fiscal year ended June 30, 1997, the company reported net income of $921,325 as compared to $882,853 for the same period in 1996, an increase of $38,472, or 4.36%. The increase in net earnings for the fiscal year was primarily due to an increase in net interest income of $190,100, and an increase in non-interest income of $175,800, partially offset by an increase in non-interest expense of $288,000, an increase of $12,000 in provision for loan lossses, and an increase in income tax expense of $27,400. The increase in non-interest expense was primarily the result of a one-time special assessment of $291,300, required by legislation, which is 65.7 cents per $100 of Savings Associations Insurance Fund (SAIF) deposits held by the Bank at March 31, 1995. Net income for the fiscal year ended June 30, 1997, would have been approximately $1,110,600 had this special assessment not been required. The company also reported net income of $331,961 for the three month period ended June 30, 1997 as compared to $241,249 for the same period in 1996, an increase of $90,712, or 37.60%. At June 30, 1997 the company has total assets of $85.7 million and total liabilities of $70.4 million, compared to total assets of $76.7 million and total liabilities of $61.8 million at June 30, 1996. The book value of StateFed Financial Corporation increased to $19.44 per share at June 30, 1997.

         State Federal Savings and Loan Association's capital continues to exceed all regulatory requirements.
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                        STATEFED FINANCIAL CORPORATION
                     SELECTED CONSOLIDATED FINANCIAL DATA


                                             Three Months Ended                     Fiscal Year Ended
                                                   June 30                               June 30
                                         Unaudited          Unaudited          Unaudited
                                         -------------------------------------------------------------------
                                            1997              1996                1997               1996
OPERATIONS DATA
Total interest income...................$ 1,665,500       $ 1,492,075       $ 6,407,032          $ 5,785,425

Total interest expense..................    952,218           821,593         3,625,737            3,194,244
                                        -----------       -----------       -----------          -----------

Net interest income.....................    713,282           670,482         2,781,295            2,591,181

Provision for loan losses...............     18,000             6,000            36,000               24,000
                                        -----------       -----------       -----------          -----------

        Net interest income after
        provision for loan losses.......    695,282           664,482         2,745,295            2,567,181

Non-interest income:
Real estate operations..................     54,135           102,361           404,035              406,698

Gain on sale of RE......................    147,092                --           158,221                   --

Other non-interest income...............     54,766            17,379           107,651               87,389
                                        -----------       -----------       -----------          -----------

Total non-interest income...............    255,993           119,740           669,907              494,087


Total non-interest expense..............    434,356           411,373         1,991,059            1,703,015
                                        -----------       -----------       -----------          -----------

Income before income taxes..............    516,919           372,849         1,424,143            1,358,253

Income tax expense......................    184,958           131,600           502,818              475,400
                                        -----------       -----------       -----------          -----------

Net Income..............................$   331,961       $   241,249       $   921,325          $   882,853
                                        ===========       ===========       ===========          ===========
Earnings per share......................$      0.43       $      0.30       $      1.20          $      1.11

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                        STATEFED FINANCIAL CORPORATION
                CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION
                        JUNE 30, 1997 AND JUNE 30, 1996


ASSETS                                                           (Unaudited)               (Unaudited)
                                                                June 30, 1997             June 30, 1996
                                                                -------------             -------------
Cash and amounts due from depository institutions                $  3,634,086              $  2,564,267
Investments in certificates of deposit                              4,435,425                 4,439,567
Investment securities                                               3,477,168                 2,347,048
Loans receivable, net                                              68,177,746                62,708,487
Real estate held for investment and development                     2,703,254                 1,535,466
Office property and equipment, net                                  1,418,982                 1,464,796
Federal Home Loan Bank stock, at cost                                 950,000                   750,000
Accrued interest receivable                                           567,478                   533,706
Prepaid expenses and other assets                                     314,754                   361,287
                                                                -------------             -------------
        TOTAL ASSETS                                             $ 85,678,893              $ 76,704,624
                                                                =============             =============

       LIABILITIES AND STOCKHOLDERS' EQUITY

Liabilities:
Deposits                                                         $ 50,345,972              $ 45,731,828
Advances from Federal Home Loan Bank                               19,000,000                15,000,000
Advances from borrowers for taxes and insurance                       490,053                   505,749
Accrued interest payable                                              128,881                   129,833
Dividends payable                                                      78,372                    81,349
Income taxes:current and deferred                                     200,327                   138,255
Other liabilities                                                     201,981                   189,305
                                                                -------------             -------------
        TOTAL LIABILITIES                                        $ 70,445,586               $61,776,319
                                                                -------------             -------------
Stockholders' equity:
Common stock                                                     $      8,905              $      8,905
Additional paid-in capital                                          8,398,857                 8,376,924
Unearned compensation - restricted stock awards                      (423,576)                 (531,989)
Unrealized gain (loss) on investments                                  57,462                   (22,251)
Treasury stock                                                     (1,560,859)               (1,049,358)
Retained earnings - substantially restricted                        8,752,518                 8,146,074
                                                                -------------             -------------
   TOTAL STOCKHOLDERS' EQUITY                                    $ 15,233,307              $ 14,928,305
                                                                -------------             -------------
   TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                    $ 85,678,893              $ 76,704,624
                                                                =============             =============
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